Exhibit 99.1

China Bilingual Announces Second Quarter Financial Results

●	Six-Month Revenue and Net Income Increase to $12.4 Million and $6.0 Million, Respectively
●	Earnings Call Scheduled Thursday, August 18 at 9:00 a.m. EDT

TAIYUAN CITY, China, August 16, 2011 /PRNewswire-Asia/ -- China Bilingual Technology & Education Group Inc. (OTCBB: CBLY) ("China Bilingual" or the "Company"), an education company that owns and operates high-quality, K-12 private boarding schools in China, today announced its financial results for the second quarter and six months ended June 30, 2011.

Second Quarter Fiscal Year 2011 Financial Highlights: (Three-Month Results)

●	Revenues increased 4.8% year-over-year to $6.3 million, compared with $6.0 million for the three months ended June 30, 2010.

●	Gross Profit increased 24.9% to $3.3 million, compared to $2.6 million in the same period a year ago. Gross Margin was 52.0%, compared with 43.7% for the three months ended June 30, 2010.

●
Net Income increased 25.0% year-over-year to $3.2 million (or 51.1% of revenues), compared to $2.6 million (or 42.9% of revenues) for the same period last year, primarily due to the allocation of costs associated with the Company’s recapitalization on June 30, 2010 and subsequent public listing.

●	The Company is exempt from paying corporate income taxes because of its classification in China’s primary education sector.

●	Basic and Diluted EPS increased to $0.11 per share, compared to Basic and Diluted EPS of $0.10 per share for the three months ended June 30, 2010.

Mid-Year 2011 Financial Highlights: (Six-Month Results)

●	Revenues increased 3.7% year-over-year to $12.4 million, compared with $12.0 million for the six months ended June 30, 2010.

●	Gross Profit increased 3.4% to $6.2 million, compared to $6.0 million in the same period a year ago. Gross Margin was 49.9%, compared with 50.1% for the six months ended June 30, 2010.

●	Net Income increased 1.7% year-over-year to $6.0 million (or 48.6% of revenues), compared to $5.9 million (or 49.6% of revenues) for the same period in 2010.

●
Basic and Diluted EPS decreased to $0.20 per share, compared to Basic and Diluted EPS of $0.23 per share in the same period a year ago, primarily due to the additional common shares issued in the Company’s recapitalization on June 30, 2010.

●	Net property, equipment, and land use rights were $32.1 million at historical book value as of June 30, 2011, and the Company has no long-term debt.

●	Stockholders’ Equity increased 21.9%, or $6.9 million, to $38.6 million as of June 30, 2011.

“We are pleased with our second quarter performance, highlighted by significant margin and profitability improvements,” stated Mr. Ren Zhiqing, Chairman and CEO of China Bilingual. “For the remainder of 2011, we will focus on increasing enrollment at our existing facilities while we continue to seek suitable opportunities to expand our business model into additional schools. We are working to complete the acquisition of a private K-12 boarding school by the end of August, which could over time double our enrollment capacity to approximately 20,000 students. Education is China’s third largest consumer spending category, and our strong academic reputation provides us with a major competitive advantage in the fast-growing private education sector. We remain dedicated to becoming an education leader in China and increasing long-term value for our shareholders.”

Conference Call and Webcast

Management will host a conference call to discuss these financial results Thursday, August 18, 2011 at 9:00 a.m. Eastern time (6:00 a.m. Pacific).

To participate in the call, please dial (888) 846-5003, or (480) 629-9808 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found at http://ViaVid.net.

A replay of the call will be available for two weeks from 12:00 noon EDT on August 18, 2011, until 11:59 p.m. EDT on September 1, 2011. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the pin number for the replay is 4466687. In addition, a recording of the call will be available at http://www.RedChip.com for one year.

About China Bilingual Technology & Education Group Inc.

China Bilingual Technology and Education Group, Inc. is an education company that owns and operates high-quality, K-12 private boarding schools in China. Founded in 1998, the Company currently operates two schools encompassing the kindergarten, elementary, middle and high school levels with over 9,300 students and 1,500 faculty and staff.

The Company’s schools are located in Shanxi and Sichuan Provinces and provide students with an innovative and high-quality education with a focus on fluency and cultural skills in both Chinese and English, as well as a strong core curriculum. The schools regularly rank among the top schools in their respective regions for national college entrance exam scores and college entrance rates. The Company’s schools have earned excellent teaching reputations and are recognized for the success of their students and strong faculty.

As China experiences rapid industrialization and economic growth, the government is focused on education as a means to increase worker productivity and raise the standard of living. Parents in China’s new middle and upper classes are sending their children to receive private school education to give them an advantage in China’s increasingly competitive workforce. The Company’s sector in education is not subject to corporate income tax. The Company anticipates its growth will come from both organic growth through increased enrollment and expansion of its business model and teaching methods into new schools, which may be acquired by the Company.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. For additional information, readers should carefully review reports or documents the Company files periodically with the Securities and Exchange Commission.

China Bilingual Technology & Education Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,392,138	$8,377,527
Inventory	79,468	109,945
Other current assets	1,481,952	241,067
Total Current Assets	13,953,558	8,728,539

LONG-TERM ASSETS:
Property, plant and equipment, net	26,766,934	26,462,897
Land use rights, net	5,317,657	5,265,351
Deposit paid for long-term assets	10,214,930	8,782,894
Total Long-Term Assets	42,299,521	40,511,142

TOTAL ASSETS	$56,253,079	$49,239,681
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$165,532	$135,994
Other Payables	319,450	337,353
Refundable deposits	1,054,507	1,107,533
Prepaid Tuition	14,706,670	14,563,979
Home purchase down payment	861,594	823,095
Accrued expenses and other current liabilities	501,817	559,228
Total Current Liabilities	17,609,570	17,527,182

TOTAL LIABILITIES	17,609,570	17,527,182

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001par value; 75,000,000 shares authorized; 30,014,528 and 30,000,005 issued and outstanding as of June 30, 2011 and December 31, 2010	30,015	30,000
Additional paid in capital	67,421	20,000
Retained earnings	36,686,492	30,656,680
Accumulated other comprehensive income	1,859,581	1,005,819

TOTAL STOCKHOLDERS’ EQUITY	38,643,509	31,712,499

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,253,079	$49,239,681

China Bilingual Technology & Education Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)

	For The Three Months Ended June 30,
	2011	2010

REVENUES
Tuition fee	$4,398,772	$4,195,712
Room and board	1,885,188	1,798,163
TOTAL REVENUES	6,283,960	5,993,875

COST OF REVENUES
Tuition costs	2,110,281	2,362,904
Room and board	904,407	1,012,673
TOTAL COST OF REVENUES	3,014,688	3,375,577

GROSS PROFIT	3,269,272	2,618,298

OPERATING EXPENSES
General and Administrative Expenses	65,947	53,977
TOTAL OPERATING EXPENSES	65,947	53,977

INCOME FROM OPERATIONS	3,203,325	2,564,321

OTHER INCOME (EXPENSE)
Interest Income	7,918	4,810

NET INCOME BEFORE INCOME TAXES	$3,211,243	$2,569,131

INCOME TAX EXPENSE	-	-

NET INCOME	$3,211,243	$2,569,131

Foreign currency translation, net of tax	542,225	116,906

COMPREHENSIVE INCOME	$3,753,468	$2,686,037

Earnings per Common Share: (June 30, 2010 Restated)
Basic	$0.11	$0.10

Diluted	$0.11	$0.10

Weighted Average Common Shares Outstanding: (June 30, 2010 Restated)
Basic	30,005,862	26,121,623

Diluted	30,005,862	26,121,623

China Bilingual Technology & Education Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)

	For The Six Months Ended June 30,
	2011	2010

REVENUES
Tuition fee	$8,681,294	$8,368,146
Room and board	3,720,554	3,586,348
TOTAL REVENUES	12,401,848	11,954,494

COST OF REVENUES
Tuition costs	4,348,445	4,176,879
Room and board	1,863,620	1,790,091
TOTAL COST OF REVENUES	6,212,065	5,966,970

GROSS PROFIT	6,189,783	5,987,524

OPERATING EXPENSES
General and Administrative Expenses	174,283	71,308
TOTAL OPERATING EXPENSES	174,283	71,308

INCOME FROM OPERATIONS	6,015,500	5,916,216

OTHER INCOME (EXPENSE)
Interest Income	14,312	9,938

NET INCOME BEFORE INCOME TAXES	$6,029,812	$5,926,154

INCOME TAX EXPENSE	-	-

NET INCOME	$6,029,812	$5,926,154

Foreign currency translation, net of tax	853,762	156,355

COMPREHENSIVE INCOME	$6,883,574	$6,082,509

Earnings per Common Share: (June 30, 2010 Restated)
Basic	$0.20	$0.23

Diluted	$0.20	$0.23

Weighted Average Common Shares Outstanding: (June 30, 2010 Restated)
Basic	30,005,862	26,121,623

Diluted	30,005,862	26,121,623

China Bilingual Technology & Education Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For The Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$6,029,812	$5,926,154
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	550,104	540,918
Amortization	76,478	73,463
Loss on disposal of property and equipment	-	1,766
Stock-based compensation	83,250	-
Other current assets	(1,217,644)	(147,751)
Inventories	32,796	(12,588)
Accounts payable	25,881	(24,546)
Other payables	(25,906)	(37,145)
Accrued expenses	(105,311)	(343,396)
Refundable deposits	(79,367)	(253,568)
Prepaid tuition	(213,505)	2,617,752
Home purchase	18,013	3,438

Net cash provided by (used in) operating activities	5,174,601	8,344,497

Cash flows from investing activities:
Deposits - long term assets	(1,197,805)	(103,182)
Fixed asset additions	(212,984)	-
Advances to related parties receivable	-	(366,488)
Proceeds from related parties receivables	61	-

Net cash used in investing activities	(1,410,728)	(469,670)

Cash flows from financing activities:

Repayments of related party	-	(1,173,073)

Net cash provided by (used in) financing activities	-	(1,173,073)

Effect of exchange rate changes on cash	250,738	(74,636)

Net increase (decrease) in cash and cash equivalents	4,014,611	6,701,754

Cash and cash equivalents, beginning of year	8,377,527	5,099,860

Cash and cash equivalents, end of year	$12,392,138	$11,726,978

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	-	-

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
Email: miketoups@gmail.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: info@redchip.com
Web: http://www.RedChip.com

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SOURCE: China Bilingual Technology & Education Group Inc.